UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
July 12, 2007
Date of Report (Date of earliest event reported)
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)
2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of a press release of Starbucks Corporation (the “Company”) dated July 17, 2007, announcing the promotion of Martin Coles, the Company’s current president, Starbucks Coffee International, to the newly created position of chief operating officer of the Company, effective September 4, 2007. The Company also announced that James C. Alling, currently president, Starbucks Coffee U.S., will replace Mr. Coles as president, Starbucks Coffee International, and that Launi Skinner, currently the Company’s senior vice president, Store Development, will be promoted and replace Mr. Alling as president, Starbucks Coffee U.S. These appointments also are effective September 4, 2007.
Biographical information for Messrs. Coles and Alling is incorporated herein by reference to the information presented in the section entitled “Executive Officers of the Registrant” in Part I of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission December 14, 2006.
Launi Skinner joined Starbucks in August 1993. Ms. Skinner has served as the Company’s senior vice president, Store Development since October 2004. From January 1999 to September 2004, she served as regional vice president for retail operations in several different zones in the western U.S. and Canada. Prior to becoming a regional vice president, she served as a market director.
The Company entered into employment letters (the “Letters”) with Messrs. Coles and Alling and Ms. Skinner on July 16, 2007. The Letters are filed with this report as Exhibits 10.1, 10.2 and 10.3 and are incorporated by reference herein. The material terms and conditions of the Letters are summarized below. These material terms and conditions were approved by the Compensation and Management Development Committee at a meeting held on July 11, 2007.
Base Pay
As the Company’s chief operating officer, Mr. Coles will be paid a base salary that annualizes to $725,000. As president, Starbucks Coffee International, Mr. Alling will continue to be paid his current base salary, which annualizes to $600,000. As president, Starbucks Coffee U.S., Ms. Skinner will be paid a base salary that annualizes to $500,000.
Bonus
For the 2008 fiscal year, Mr. Coles will be eligible to participate in the Company’s Executive Management Bonus Plan at an incentive target of 100% of his eligible base salary. Each of Mr. Alling and Ms. Skinner will be eligible to participate in the plan at an incentive target of 65% of eligible base salary for fiscal 2008.
Stock Options
In connection with their promotions, Mr. Coles and Ms. Skinner will receive one-time stock option grants with economic values of $1,085,000 and $542,500, respectively, subject to approval by the Compensation and Management Development Committee following the effective date (September 4, 2007) of their appointments in accordance with the Company’s option grant policy. Each stock option will be non-qualified and will vest in equal installments over a four-year period, beginning on the first anniversary date of the grant, subject to the recipient’s continued employment. The exercise price of each stock option will be equal to the regular trading session closing price of the Company’s common stock on the date of grant.
Deferred Compensation Plan
Each of Messrs. Coles and Alling and Ms. Skinner will continue to be eligible to participate in the Company’s Management Deferred Compensation Plan, which allows them to save on a tax-deferred basis upon meeting certain required criteria.

Executive Life Insurance
Each of Messrs. Coles and Alling and Ms. Skinner will continue to receive a partner life insurance coverage benefit paid for by the Company equal to three times annual base salary, subject to a maximum benefit of $2,000,000.
Partner Benefits
Each of Messrs. Coles and Alling and Ms. Skinner will continue to be eligible to participate in the Company’s benefits, stock and savings programs.
Non-Competition Agreements
Messrs. Coles and Alling and Ms. Skinner will continue to be bound by the terms and conditions of the non-competition agreements they entered into with the Company.
The foregoing discussion regarding Mr. Alling and Ms. Skinner is included in this Item 5.02 for convenience only, and is filed in this Current Report solely pursuant to Item 8.01, to which it is incorporated by reference.
Item 8.01 Other Events.
The discussion regarding Mr. Alling and Ms. Skinner in Item 5.02 above is hereby incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated July 16, 2007 between Starbucks Corporation and Martin Coles

10.2	Letter Agreement dated July 16, 2007 between Starbucks Corporation and James C. Alling

10.3	Letter Agreement dated July 16, 2007 between Starbucks Corporation and Launi Skinner

99.1	Starbucks Corporation press release dated July 17, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION
Dated: July 17, 2007	By:	/s/ Michael Casey
Michael Casey
executive vice president, chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated July 16, 2007 between Starbucks Corporation and Martin Coles

10.2	Letter Agreement dated July 16, 2007 between Starbucks Corporation and James C. Alling

10.3	Letter Agreement dated July 16, 2007 between Starbucks Corporation and Launi Skinner

99.1	Starbucks Corporation press release dated July 17, 2007